Exhibit 16(i)

                              EMPLOYMENT AGREEMENT
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THIS  AGREEMENT,  made  the  18thday of November, 2002, by and between H-NET.COM
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with offices at 202-7100 Woodbine Avenue, Markham, Ontario, L3R 5J2, hereinafter
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referred  to  as  "EMPLOYER",  and  Anton  Stephens,  residing  Ontario, Canada,
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hereinafter  referred  to  as  "EMPLOYEE";  WHEREAS,  EMPLOYER desires to employ
EMPLOYEE, and EMPLOYEE agrees to provide services for compensation to EMPLOYER; and WHEREAS, the parties hereto desire to set forth the terms and conditions of such employment; NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

FIRST:  EMPLOYMENT.  EMPLOYER  agrees  to  employ  EMPLOYEE  and EMPLOYEE hereby
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accepts  employment  with EMPLOYER upon the terms and conditions hereinafter set forth.

SECOND:  SERVICES.  EMPLOYEE shall devote his best efforts, on a fulltime basis,
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in  furtherance  of  the business of the EMPLOYER and consistent with EMPLOYEE'S duties as  Chairman, President, CEO.  Upon mutual agreement, EMPLOYEE'S title or
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nature of services can be altered. Except when traveling, all such services will be primarily provided at the EMPLOYER'S principal offices, now located at 202-7100 Woodbine Avenue, Markham, Ontario L3R 5J2.
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THIRD:  TERM.  The  term  of  this  Employment  Agreement shall be for three (3)
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years  and shall be effective as of  August 1, 2002, and shall terminate on July
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31,  2005,  unless  terminated  sooner  pursuant  to  paragraph "EIGHTH" hereof.

FOURTH:  RENEWAL.  This  Employment  Agreement  shall continue on a year to year
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basis  after  the  expiration  of  the  initial  term  hereof  until terminated.

FIFTH:  COMPENSATION.
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BASE COMPENSATION.  During the first year hereof, EMPLOYER shall pay to EMPLOYEE the sum of Two Hundred & Twenty Five Thousand CDN($225,000) Dollars per annum, payable in equal monthly payments of Eighteen Thousand Seven Hundred and Fifty Dollars CDN ($18,750). For all subsequent years, compensation shall be reviewed, not earlier than January 1st and not later than February 28th of each year. The reviewed salary will be effective retroactive to the first day of January for the year in question. These said sums of money are to be paid to Alpha Bytes Management Inc.

SIXTH:  BONUS.  EMPLOYEE shall, in addition to Compensation, as set forth in the
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preceding  paragraph "FIFTH", be entitled to such bonuses as EMPLOYER desires to give EMPLOYEE, in EMPLOYER'S sole discretion, on at least an annual basis, taking into consideration the EMPLOYER'S productivity and the profitability of the EMPLOYER. This bonus is to be paid annually and shall not be less than 500,000 shares of common stock of H-Net.Net, Inc. per annum. For all subsequent years, compensation shall be reviewed, not earlier than January 1st and not later than February 28th of each year.

SEVENTH:  TOTAL  COMPENSATION.  The  total  of  all  base compensation and bonus
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shall  constitute  Total  Compensation.  Total  Compensation shall be the amount used to determine other benefits due EMPLOYEE which are based on EMPLOYEE'S compensation.

EIGHTH:  TERMINATION.  This  Agreement,  and  the  employment of EMPLOYEE, shall
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terminate  upon  the  happening  of  any  of  the  following:
a)     12months  signed,  written  notice  given  by  the  EMPLOYER;
b)     The  death  of  the  EMPLOYEE;
c) Total disability of the EMPLOYEE which continues on in excess of six (6) months;
d) Signed written notice of termination by the EMPLOYEE, at any time, upon reasonable notice;
E) EMPLOYER shall have the right to terminate EMPLOYEE, without notice, for just cause which shall be defined as gross misconduct or willful negligence, including, but not limited to, embezzlement, theft, fraud, forgery or willful acts which are in violation of the express authority to perform or not perform certain functions as set forth in the Articles of Organization, as amended.

NINTH:  SEVERANCE.
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a)     In  the  event  of  termination  of  this Agreement pursuant to paragraph
"EIGHTH a), b) or c)" EMPLOYEE shall be entitled to a lump-sum cash payment, within 10 days of termination, in an amount equal to 12 full months of salary,
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calculated  according  to  the monthly salary due to EMPLOYEE in the most recent month preceding his termination. EMPLOYEE is also entitled to certain benefits, to be continued for a period of 12months after termination of employment.
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b)     Those benefits which shall continue for 12 months after termination shall be health, life and disability insurances and coverages, and automobile allowance.
c) In the event termination is due to death of EMPLOYEE, such compensation and severance benefits shall inure to the benefit of EMPLOYEE'S spouse and children.

TENTH:  ADDITIONAL  BENEFITS  ON TERMINATION.  In addition to severance benefits
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due  EMPLOYEE,  upon  termination,  pursuant to the preceding paragraph "NINTH",
EMPLOYER  shall  provide to EMPLOYEE, for a period of  12months, for the purpose
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of  helping  EMPLOYEE  seek other employment, immediately following termination, the use of an office, telephone and secretarial services. In addition, to the extent necessary, EMPLOYER will make available and provide, through third parties, job counseling or employment agency services or services of an executive "head hunter" firm.

ELEVENTH:  MISCELLANEOUS  BENEFITS.
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a)  VACATIONS.  EMPLOYEE  shall  be  entitled to Six Weeks (6) weeks of vacation
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time,  with  full  compensation  and  benefits  or  as  increased  hereafter  in accordance  to  amendments  made  to  the  EMPLOYER'S  standard  policy, if any.
B) INSURANCE. EMPLOYER shall provide to EMPLOYEE, health and accident medical insurance's in accordance with EMPLOYER'S standard benefit package, commensurate with EMPLOYEE'S position, and as increased hereafter in accordance to amendments made to the EMPLOYER'S standard procedure, if any.
C) LIFE INSURANCE. EMPLOYER shall provide EMPLOYEE with term life insurance benefits, on EMPLOYEE'S life, payable to EMPLOYEE'S named beneficiaries, in the amount set forth on Schedule A attached hereto.
D) DISABILITY. EMPLOYER shall secure disability insurance covering EMPLOYEE, and in addition to such insurance shall pay EMPLOYEE the difference between (a) the disability insurance benefits actually received by EMPLOYEE and
(b) the full amount of EMPLOYEE's monthly salary. Such difference shall be paid monthly for each month the disability continues, until age 65.
E) AUTOMOBILE ALLOWANCE. EMPLOYEE shall be provided with a monthly automobile allowance in the amount set forth on Schedule A attached hereto.

TWELFTH:  PENSION  AND/OR  PROFIT SHARING.  EMPLOYER shall establish an Internal
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Revenue  Service  approved  retirement  plan  for  benefit  of  EMPLOYEE.

THIRTEENTH:  INDEMNIFICATION.  EMPLOYER  shall  hold  harmless  and  indemnify
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EMPLOYEE  from  all  claims,  demands  or causes of action brought, at any time, against EMPLOYEE, as a result of EMPLOYEE, at any time, including prior to this agreement, providing services to EMPLOYER or in the course of EMPLOYEE'S employment with EMPLOYER, including the cost of any judgment, settlement, attorney fees, legal defense and other expenses related to same.

FOURTEENTH:  HEADINGS.  Any  heading preceding any paragraph contained herein is
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inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor affect the meaning, construction or effect of any paragraph contained herein.

FIFTEENTH:  SEVERABILITY.  If  any  provision  of  this  Agreement shall be held
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invalid  by  a  court of competent jurisdiction, the remainder of this Agreement shall  not  be  affected  thereby.

SIXTEENTH:  WAIVER.  Failure  by  either  party  hereto  to  insist  upon strict
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compliance  with  any  of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

SEVENTEENTH:  SITUS.  This  Agreement  shall  be  covered  by  the  laws  of the
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Ontario.
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IN  WITNESS  WHEREOF, the parties have set their hands and seals on the date and year  first  above  written.

By:_______________________________               By:
__________________________________
EMPLOYER                              EMPLOYEE

                                   SCHEDULE A
                             (EMPLOYMENT AGREEMENT)

Employer:   H-NET.COM
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Employee:  Anton  Stephens
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Limits  of  Life  Insurance  (Paragraph  "ELEVENTH  c)"):  $1  Million
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Monthly  Automobile Allowance (Paragraph "ELEVENTH e)"):  $ 850  CDN (Lease) + $
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150  CDN  (Gas)
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Relocation:  EMPLOYEE  may  be entitled to relocation expenses and reimbursement as  shall  be  mutually  agreed  between  EMPLOYER  and  EMPLOYEE.